As filed with the U.S. Securities and Exchange Commission on December 1, 2022

Registration No. 333-259767

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 9

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JIN MEDICAL INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	3790	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 33 Lingxiang Road, Wujin District

Changzhou City, Jiangsu Province

People’s Republic of China
+86-519 89607972

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 Tel: 1-212-530-2206	Anthony W. Basch, Esq. Chenxi Lu, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: 1-804-771-5700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

JIN MEDICAL INTERNATIONAL LTD. is filing this Amendment No. 9 to its registration statement on Form F-1 (File No. 333-259767) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
3.1	Memorandum and Articles of Association*
3.2	Form of Amended and Restated Memorandum and Articles of Association*
4.1	Registrant’s Specimen Certificate for Ordinary Shares*
4.2	Form of Representative’s Warrant*
5.1	Form of opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Ordinary Shares being registered*
8.1	Opinion of Beijing Dacheng Law Office, LLP (Shanghai) regarding certain PRC tax matters (included in Exhibit 99.3)*
8.2	Form of opinion of Hunter Taubman Fisher & Li LLC regarding certain U.S. federal income tax matters*
8.3	Form of opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)*
10.1	Employment Agreement by and between Erqi Wang (CEO) and the Registrant*
10.2	Form of Indemnification Agreement between the Registrant and its directors and officers*
10.3	Exclusive Cooperation and Service Agreement*
10.4	Equity Interest Pledge Agreements*
10.5	Share Disposal and Exclusive Option to Purchase Agreement*
10.6	Proxy Agreement*
10.7	Spousal Consent*
10.8	English translation of the Sales Framework Contract between the Registrant and Nissin Medical Industries Co., Ltd.*
10.9	English translation of the Rental Agreement between the Registrant and Jiangsu Shuangzheng Vehicle Industry Co., Ltd. dated April 20, 2014*
10.10	Employment Agreement by and between Ziqiang Wang (CFO) and the Registrant*
14.1	Code of Business Conduct and Ethics of the Registrant*
21.1	Principal Subsidiaries and Consolidated Affiliated Entities*
23.1	Consent of Friedman LLP*
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)*
23.3	Consent of Beijing Dacheng Law Office, LLP (Shanghai) (included in 99.3)*
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibits 8.2)*
99.1	Industry Report by Frost & Sullivan*
99.2	Consent of Frost & Sullivan*
99.3	Opinion of Beijing Dacheng Law Office, LLP (Shanghai), People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE Agreements*
99.4	Consent of Jourdan B. Frain*
99.5	Consent of Oliver St. Clair Franklin*
99.6	Consent of Jing Chen*
107	Registration Fee Table*

*	Previously filed.

**	To be filed by amendment.

***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Changzhou, Jiangsu, China, on December 1, 2022.

JIN MEDICAL INTERNATIONAL LTD.

By:	/s/ Erqi Wang
Mr. Erqi Wang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Erqi Wang	Chief Executive Officer and Chairman of the Board of Director	December 1, 2022
Name: Erqi Wang

/s/ Ziqiang Wang	Chief Financial Officer and Director	December 1, 2022
Name: Ziqiang Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on December 1, 2022.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

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